Metamaterial Technologies USA Inc.
a subsidiary of META® Materials Inc., a Nevada Corporation,
headquartered in Nova Scotia, Canada

META Materials Inc.5880 W. Las Positas Blvd., Suite 37

Pleasanton, California 94588

United States

Exhibit 10.10

April 25, 2023

Jonathan Waldern

Address:[ ]

Subject: Termination of Employment

Dear Jonathan,

With respect to your end of employment communicated verbally by George Palikaras on April 21, 2023, please find details below:

On Monday April 24, 2023, you were paid the following, minus any required withholdings:

•
Earned but unpaid base salary up to and including April 24th = $5,769.21 (6 days x $961.53/day)
•
Accrued vacation time of 48.2 days = $46,345.98

We would also like to take this opportunity to remind you that, as with all employees, you continue to be bound by the company’s Confidentiality and Proprietary Property Agreement, Non-Solicitation Agreement and data protection policies.

Please acknowledge the above by signing this letter where indicated below and returning it, no later than May 9th, 2023.

We would like to thank you for your efforts to date and will do our best to support you in this transition.

Sincerely,

Nadine Geddes

Director of Operations

Meta Material Inc.

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Employee acknowledgement

/s/ Jonathan Waldern May 4, 2023

Jonathan Waldern Date

60 Highfield Park Drive I Suite 102 I Dartmouth I Nova Scotia I B3A 4R9 I Canada I NASDAQ: MMAT I metamaterial.com